UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. (the “Company”) posted the following information to the Company’s Facebook page (https://www.facebook.com/arconic):

Arconic Sponsored Like Page
Principles matter. Vote your shares in support of Arconic’s Board using the NEW WHITE proxy card: https://goo.gl/9XvgLr
REASON #8: ELLIOTT IS AN ACTIVIST HEDGE FUND THAT HAS USED A PERSONAL & DESTRUCTIVE CAMPAIGN TO WIN AT ANY COST. TELL THEM THIS BEHAVIOR JUST DOESN’T FLY.
ARCONIC Keep Arconic Strong Info for Shareholders ARCONIC.COM Learn More ARCONIC Sponsored Like Page 8 reasons why you should vote using the NEW WHITE proxy card: https://goo.gl/9XvgLr REASON # 7 KEY CUSTOMERS WHO SUPPORT ARCONIC CUSTOMERS WHO SUPPORT ELLIOTT NONE AIRBUS United Technologies GE Aviation BOEING ARCONIC

Arconic Sponsored Like Page
Two more reasons why you should vote your shares using the NEW white proxy card. Read the rest here: https://goo.gl/9XvgLr
REASONS #5 & 6 ARCONIC NEEDS A BOARD & CEO WHO ANSWER TO ALL SHAREHOLDERS ELLIOTT WANTS TO CHOOSE 7 OF OUR 13 DIRECTORS & IS PROMOTING A CEO CANDIDATE ON THEIR PAYROLL ARCONIC Keep Arconic Strong Info for Shareholders ARCONIC.COM Learn More

Arconic Sponsored Like Page Already voted? Please VOTE AGAIN on the NEW WHITE PROXY CARD which includes Arconic’s new director nominees. Fastest way to vote is by phone or web: https://goo.gl/fyVjvO
Vote Again With The New White Proxy Card Vote by Phone or Vote by Web ARCONIC Questions? Call toll free: 1-877-750-5836 Outside the U.S. or Canada call: 1-412-232-3651 Keep Arconic Strong Info for Shareholders ARCONIC.COM Learn More

Arconic Sponsored Like Page Arconic’s strategy is the best path to creating shareholder value. Keep Arconic strong – vote the NEW WHITE proxy card: https://goo.gl/mth7Kl OUR PLAN Deliver long-term growth Continued commitment to customer partnerships, investment in innovation Focus on cost efficiencies Keep Arconic Strong Info for Shareholders ARCONIC.COM Learn More

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The Company posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):

Arconic LIKE PAGE SPONSORED Elliott’s plan is short sighted and will damage Arconic. Keep arconic strong – vote the new white proxy card: https://goo.gl/mth7kl
Elliott’s “Plan” for arconic? IT just doesn’t Fly.
Focus on short-term profitablility
Sacrifice Arconic’s tech advantage
Adopt unfit cost-cutting model
Keep Arconic Strong
Info for shareholders
Learn More
ARCONIC.COM

Two more reasons why you should vote your shares using the NEW WHITE proxy card. Read the rest here: https://goo.gl/9XvgLr
Reason #5 & 6 ARCONIC NEEDS A BOARD & CEO WHO ANSWER TO ALL SHAREHOLDERS ELLIOTT WANTS TO CHOOSE 7 OF OUR 13 DIRECTORS & IS PROMOTING A CEO CANDIDATE ON THEIR PAYROLL Principles matter. Vote your shares in support of Arconic’s Board using the NEW WHITE proxy card: https://goo.gl/9XvgLr REASON #8:
ELLIOTT IS AN ACTIVIST HEDGE FUND THAT HAS USED A PERSONAL & DESTRUCTIVE CAMPAIGN TO WIN AT ANY COST. TELL THEM THIS BEHAVIOR JUST DOESN’T FLY.

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The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):

Arconic arconic 1h 8 reasons why you should vote using the NEW WHITE proxy card https://goo.gl/9XvgLr REASON # 7 KEY CUSTOMERS WHO SUPPORT ARCONIC United technologies GE Aviation AIRBUS Boeing CUSTOMERS WHO SUPPORT ELLIOTT X NONE ARCONIC ****** The company sent the following tweets under the twitter handle @ arconic (https://twitter.com/arconic):

Arconic @arconic 8 reasons why you should vote using the new white proxy card: goo.gl/9XvgLr REASON # 7 KEY CUSTOMERS WHO SUPPORT ARCONIC United technologies GE Avation Airbus Boeing CUSTOMERS WHO SUPPORT ELLIOTT X NONE ARCONIC

Arconic @arconic Reasons 5 & 6 why you should vote your shares in support of the NEW WHITE proxy card: goo.gl/9XvgLr REASONS #5 & 6 ARCONIC NEEDS A BOARD & CEO WHO ANSWER TO ALL SHAREHOLDERS ELLIOTT WANTS TO CHOOSE 7 OF OUR 13 DIRECTORS & IS PROMOTING A CEO CANDIDATE ON THEIR PAYROLL ARCONIC

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The Company published the following advertisment:

Arconic @arconic Principles matter. Vote your shares in support of $ARNC’s Board using the NEW WHITE PROXY CARD: goo.gl/9XvgLr Reason #8: ELLIOTT IS AN ACTIVIST HEDGE FUND THAT HAS USED A PERSONAL & DESTRUCTIVE CAMPAIGN TO WIN AT ANY COST. TELL THEM THIS BEHAVIOR JUST DOESN’T FLY. The Company published the following advertisement: ARCONIC A message for investors. Vote the NEW WHITE proxy card TODAY. VOTE TODAY